UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/25/2006

UMB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of principal executive offices, including zip code)

(816) 860-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On April 25, 2006, UMB Financial Corporation issued a press release announcing a two-for-one stock split of UMB Financial Corporation common stock. The stock will be distributed on May 30, 2006 to shareholders of record at the close of business on May 16, 2006. UMB Financial Corporation also declared a cash dividend of 13 cents per share (post split), payable July 3, 2006 to shareholders of record at the close of business on June 12, 2006.

In accordance with Rule 416(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of common stock registered for sale under the Securities Act by the Registration Statement on Form S-3 (file no. 033-64171) filed with the Securities and Exchange Commission on November 14, 1995 (the "Registration Statement"), will be deemed to be increased by the stock split to cover the additional shares resulting from the application of the stock split to the registered shares of common stock remaining unissued under the Registration Statement as of May 30, 2006. The Registration Statement, which incorporates this Current Report on Form 8-K, is hereby amended pursuant to Rule 416(b) promulgated under the Securities Act to increase the number of shares of common stock registered thereunder to reflect the effects of the stock split.

In the press release, UMB Financial Corporation also reported that the Board of Directors has authorized the purchase of up to two million shares of the Company's common stock during the next twelve months. A copy of the press release is attached as exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Press release dated as of April 25, 2006 by UMB Financial Corporation announcing two-for-one stock split, cash dividend, and stock repurchase plan.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: April 25, 2006	By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release announcing stock split and cash dividend